                                   EXHIBIT 10.12.2


                                   LEASE AGREEMENT


    This Lease made this _________ day of _____________________, 19__ between
Lithia Properties, L.L.C., an Oregon limited liability company ("Landlord") and Lithia HPI, Inc., an Oregon corporation ("Tenant").

    As parties hereto, Landlord and Tenant agree:

    1. LEASE DATA; DEFINITIONS. Whenever used in this Lease, the following terms shall have the meanings indicated below.

         1.1 APPLICABLE LAWS. Any law, ordinance, code, order, rule or regulation of any Governmental Authority.

         1.2  COMMENCEMENT DATE.  January 1, 1997.

         1.3  EXPIRATION DATE.  December 31, 2026.

         1.4 GOVERNMENTAL AUTHORITY. The United States, the State of Oregon, and any political subdivision thereof or any local public or quasi-public authority, agency, department, commission, board, bureau or instrumentality of any of them including, with respect to matters pertaining to insurance, rating bureaus or insurance carriers to the extent they have power to impose conditions on the issuance of policies or the coverage thereof.

         1.5 NECESSARY APPROVALS. Any permit, license, certificate or approval or other evidence of compliance with any Applicable Laws necessary to the lawful occupancy of the Premises and to the issuance of the insurance required to be carried hereunder for the Permitted Uses.

         1.6  NOTICE ADDRESSES.

              Landlord:      Lithia Properties, L.L.C.
                             360 E. Jackson St.
                             Medford, Oregon  97501


              Tenant:        Lithia HPI, Inc.
                             360 E. Jackson St.
                             Medford, Oregon  97501

    Landlord or Tenant may change their Notice Address as set forth in
Section 13.9.

         1.7 PREMISES. The real property, including all improvements thereon, as described in Exhibit A hereto.

         1.8  RENT.     The Fixed Rent and Additional Rent, as set forth in
Section 3.

         1.9 TERM. Thirty-year period commencing on the Commencement Date and expiring December 31, 2026, if not terminated earlier pursuant to the terms of this Lease.

    2. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon the terms and conditions contained herein. Tenant has made its own investigation of the Premises and its suitability for Tenant's purposes and is not relying on any oral or written representations by Landlord or Landlord's agents, except as contained in this Lease.

    3. RENT. All Rent shall be paid in lawful money of the United States at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate, without any set-off or deduction whatsoever and without any prior demand therefor. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of each monthly installment of Rent for each day of such portion, payable in advance at the beginning of such portion.

         3.1 FIXED RENT. Tenant shall pay the Fixed Rent in equal monthly installments, subject to adjustment pursuant to Section 3.2 of this Lease, in advance on the first day of each calendar month included in the Term. The initial Fixed Rent shall be as set forth in Exhibit A hereto.

         3.2 ADDITIONAL RENT. In addition to the Fixed Rent, Tenant shall pay to Landlord as Additional Rent all other amounts which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including, without limitation, amounts paid by Landlord for taxes and insurance on the real property constituting the Premises, such costs and expenses as Landlord may incur for maintenance of the Premises, and all other amounts referred to herein as "Additional Rent", except as otherwise provided by the terms of this Lease. Unless another time is expressly provided, Additional Rent shall be due and payable on demand or together with the next succeeding installment of Fixed Rent, whichever occurs first. Landlord shall have the same remedies for failure to pay the Additional Rent as for a non-payment of Fixed Rent. At Landlord's option, amounts of Additional Rent attributable to property taxes and insurance may be estimated and payable monthly together with the Fixed Rent, provided however, that if any such amounts are estimated, Landlord shall deliver to Tenant within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing the actual Additional Rent incurred during the preceding year. If Tenant's payments under this Section during the preceding year exceed the actual amounts incurred, as indicated on said statement, Tenant shall be credited the amount of such over-payment against Tenant's Rent next becoming due. If Tenant's payments under this Section during said preceding year were less than actual amounts incurred, as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten
(10) days after delivery by Landlord to Tenant of said statement.

         3.3 ESCALATION. The Rent will be subject to adjustment as of the first day of January of each year during the term of this Lease, beginning on January 1, 1998, by an amount equal to the Rent for the then-current year multiplied by a fraction, the numerator of which is the cost of living based on the "Consumer Price Index-U.S. Cities Average - All Items for All Urban Consumers" (1982-84=100), hereinafter called the "Index", published by the bureau of Labor Statistics of the U.S. Department of Labor most immediately preceding the first day of the next following calendar year, and the denominator of which shall be the Index published most immediately preceding the first day of the then-current calendar year. As soon as the monthly rent for the renewal term is established, Landlord shall give Tenant notice of the amount of monthly rent for the ensuing year.

              If the Index is changed so that the base year differs from that used as of the date the initial term commenced, the Index shall be converted in accordance with the conversion factor published by the United States Department of labor, Bureau of Labor Statistics. If the Index is discounted or revised during the Lease term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         3.4 INTEREST. From and after 10 days after the due date of any payment of Rent, interest shall accrue thereon at the rate of the lesser of 1-1/2% per month or the maximum rate permitted by law.

    4. UTILITIES SERVICE. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.


    5.   USE.

         5.1 PERMITTED USE. Tenant shall use the Premises only for the operation of a general automobile dealership, including, without limitation, the sale of new and used vehicles, maintenance and repair of vehicles, sales of parts, services and accessories relating to vehicle sales and service, vehicle leasing, inventory storage and display, and for such other activities reasonably deemed by Tenant as necessary for the operation of an automobile dealership, and for no other purpose, and in no event shall Tenant permit the use of the Premises in violation of any Applicable Laws, or for any unlawful, or noxious or offensive purpose or in such a manner as to constitute a nuisance.

         5.2 OPERATIONS. Tenant shall conform to all reasonable rules and regulations of any public authority affecting the use of the Premises and shall correct at Tenant's own expense any failure of compliance though Tenant's own fault or by reason of Tenant's use or as otherwise required from Tenant by the terms of this Lease. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenants, owners or users of neighboring premises.

         5.3  HAZARDOUS SUBSTANCES.

              5.3.1 Tenant shall not, otherwise than in compliance with all Applicable Requirements (as defined in Section 5.4), engage in any activity in or about the Premises involving (i) the installation or use of any above or below ground storage tank, or (ii) the generation, possession, use, storage, transportation or disposal of Hazardous Substances. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant may, in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor.

              5.3.2 INDEMNIFICATION. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant's control. Tenant's obligations under this Section 5.3.2 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

         5.4 TENANT'S COMPLIANCE WITH REQUIREMENTS. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (1) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

         5.5 INSPECTION; COMPLIANCE WITH LAW. Landlord, Landlord's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

    6.   MAINTENANCE AND REPAIR; ALTERATIONS

         6.1 REPAIRS BY TENANT. Tenant shall take good care of the Premises and, at Tenant's sole cost and expense, make all improvements, repairs and replacements, interior and exterior, structural or nonstructural, foreseen or unforeseen as and when needed to preserve the Premises in good working order and condition. Without affecting or limiting Tenant's obligations set forth in this preceding sentence, Tenant, at Tenant's sole cost and expense, shall provide
(i) maintenance and repair of the electrical, heating, plumbing, elevators, sprinkler and air conditioning systems in the Premises; (ii) repair and maintain all exterior and interior doors, windows, partitions, lighting, glass, floor surfaces and entry ways; and (iii) generally keep and maintain the Premises, both interior and exterior, in good repair and condition. Before installing any heavy equipment or fixtures in the Premises, Tenant shall submit the plans and specifications therefor to Landlord for approval. Tenant shall at all times during the term of this Lease, keep and maintain in full force and effect maintenance and repair contracts for the benefit of Landlord and Tenant, providing for the service, maintenance, and repair of the heating, ventilating and air conditioning of the Premises. Tenant shall make all repairs, alterations, additions or replacements to the Premises, including appurtenances, equipment, facilities and fixtures therein, arising out of Tenant's use or occupancy of the Premises or necessary to satisfy any Governmental Requirement and shall keep the Premises equipped with all safety appliances so required because of such use or occupancy and otherwise to comply with the orders and regulations of any Governmental Authority.

         6.2 ALTERATIONS. Tenant shall not make any alterations, subdivisions, installations, decorations, improvements, additions or other physical changes in or about the Premises including those which are necessary to satisfy any Applicable Laws (referred to collectively as "alterations") without Landlord's prior written consent. Landlord agrees not to unreasonably withhold its consent to any interior nonstructural alterations to be made by Tenant to adapt the Premises for Tenant's business purposes. Any alterations that Tenant desires to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. All consents given by Landlord shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by Governmental Authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the alteration to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of the permits in a prompt and expeditious manner. Any alterations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Laws. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor.

    7.   INSURANCE, INDEMNITY.

         7.1 LIABILITY INSURANCE. Tenant shall obtain and keep in force during the term of this Lease a Commercial General liability policy of insurance protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

         7.2  PROPERTY INSURANCE; BUILDING AND IMPROVEMENTS

              7.2.1 BUILDING AND IMPROVEMENTS. Landlord and Tenant shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, the latter amount is less than full replacement cost. Tenant-owned alterations, trade fixtures and Tenant's personal property shall be insured by Tenant pursuant to Section 7.3. If the coverage is available and commercially appropriate, Landlord's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or included in the Base Premium), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance.

              7.2.2 TENANT'S IMPROVEMENTS. Landlord shall not be required to insure Tenant-owned alterations unless the item in question has become the property of Landlord under the terms of this Lease.

         7.3  TENANT'S PROPERTY INSURANCE.  Subject to the requirements of
Section 7.5, Tenant at its cost shall either by separate policy or, at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property, trade fixtures and Tenant-owned alterations in, on, or about the Premises similar in coverage to that carried by Landlord. Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property and the restoration of trade fixtures and Tenant-owned alterations. Upon request from Landlord, Tenant shall provide Landlord with written evidence that such insurance is in force.

         7.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state in which the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 7. Upon reasonable request by Landlord, Tenant shall deliver to Landlord, within seven (7) days, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Section 7. No such policy may be cancelable or subject to modification except after thirty (30) days' prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or 'insurance binders' evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount is payable by Tenant to Landlord upon demand.

         7.5 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Section 7. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

         7.6 INDEMNITY. Except for Landlord's negligence and/or breach of express warranties, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, Landlord's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant's business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any default or breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified.

         7.7 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom.

    8.   REAL PROPERTY TAXES.

         8.1 PAYMENT OF TAXES. Tenant shall pay the Real Property Taxes, as defined below, applicable to the Premises and except as otherwise provided in
Section 8.3. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Premises or any portion thereof, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. Any payment of Real Property Taxes made by Landlord in satisfaction of Tenant's obligation under this Section 8.1 shall be payable by Tenant as Additional Rent in accordance with Section 3.2 hereof.

         8.2 ADDITIONAL IMPROVEMENTS. Tenant shall pay to Landlord, at and as of the first day of the calendar month in which any Real Property Taxes are due and payable, the entirety of any increase in Real Property Taxes if assessed solely by reason of alterations or trade fixtures placed upon the Premises by Tenant or at Tenant's request.

         8.3 TENANT'S PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-owned alterations, trade fixtures, furnishings, equipment and all personal property of Tenant located in or on the Premises. When possible, Tenant shall cause its Tenant-owned alterations, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

    9.   DESTRUCTION; CONDEMNATION

         9.1  DAMAGE OR DESTRUCTION.

              9.1.1 DAMAGE AND REPAIR. In case of damage to the Premises by fire or other casualty, Tenant shall give immediate notice to Landlord. If the Premises is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed the insurance proceeds sufficient for restoration, or that adequate insurance proceeds are otherwise unavailable, then either party may, no later than Forty-Five (45) days following the damage, give the other party a notice of election to terminate this Lease. In the event of such an election this Lease shall be deemed to terminate on the third day after the giving of said notice, Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of said surrender and any Rent paid for any period beyond said date shall be repaid to Tenant. If insurance proceeds sufficient for restoration are available, or if despite the cost neither party elects to terminate this Lease, Landlord shall restore the Premises (to the extent of improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate, except if such damage resulted from or was contributed to, directly, or indirectly, by the act, fault or neglect of Tenant, Tenant's contractors, agents, employees, invitees or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from Landlord's rental income insurance policy, if any, to compensate Landlord for loss of rent.

              9.1.2 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Landlord may, at Landlord's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by (a) exercising such option, and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten
(10) days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Section.

              9.1.3 BUSINESS INTERRUPTION. No damages, compensations or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use its best efforts to effect such repairs promptly.

              9.1.4 TENANT IMPROVEMENTS. Landlord will not carry insurance of any kind on any improvements paid for by Tenant or on Tenant's furniture or furnishings or on any fixtures, equipment, personal property, inventory, improvements or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

         9.2  EMINENT DOMAIN.

              9.2.1 ENTIRE TAKING. If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rents, Additional Rents and other payments shall be paid to that date.

              9.2.2 CONSTRUCTIVE TAKING OF ENTIRE PREMISES. In the event of a taking of a material part but less than all of the Premises, where Landlord shall reasonably determine that the remaining portions of the Premises cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in the notice but not earlier than sixty (60) days after the date of such notice.

              9.2.3 PARTIAL TAKING. In case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the total area of real property, whether or not improved, of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

              9.2.4 AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or the value of such leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

    10.  DEFAULTS AND REMEDIES

         10.1 DEFAULT. Upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as "Events of Default"):

              10.1.1 If Tenant shall default in the payment when due of any installment of Rent, and such default shall continue for a period of ten (10) days;

              10.1.2 If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than covenants for the payment of Rent) and Tenant shall fail after notice by Landlord of such default to remedy such default within thirty (30) days; or

              10.1.3 The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant's becoming a 'debtor' as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 10.1.3 is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

    Then after the occurrence of such Event of Default, Landlord at any time thereafter, at Landlord's option, may terminate this Lease by written notice to Tenant but Tenant shall remain liable for damages as provided herein, or Landlord may relet the Premises without terminating this Lease, or Landlord may exercise any other right or remedy allowed by law or provided herein.

         10.2 REMEDIES OF LANDLORD.

              10.2.1 If an Event of Default has occurred, then, in any of such events, Landlord may without notice, institute summary proceedings, terminate all services, dispossess Tenant and the legal representative of Tenant or other occupants of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant shall remain liable for damages as provided herein.

              10.2.2 LANDLORD'S RE-ENTRY. Upon an Event of Default, Landlord, in addition to any other rights or remedies it may have, at its option, may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, re-let the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry and/or dispossession by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession, together with such expenses as Landlord may incur in connection with such default for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental.

              10.2.3 RE-LETTING THE PREMISES. At the option of Landlord, rents received by the Landlord from such re-letting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent due hereunder; second, to the payment of any costs and expenses of such re-letting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any alteration and changes in the Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to re-let, or in the event of re-letting, for failure to collect the rent thereof, and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession, of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Event of Default. Should Landlord at any time terminate this Lease by reason of such Event of Default, in addition to any other remedy it may have, it may recover from Tenant as damages the amount of Rent reserved in this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all court costs and attorneys' fees incurred by Landlord in the collection of the same.

              10.2.4 WAIVER OF REDEMPTION RIGHTS. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         10.3 TRIAL BY JURY. Landlord and Tenant shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

         10.4 HOLDOVER BY TENANT. In the event Tenant remains in possession of any portion of the Premises after the expiration of the Term without the written permission of Landlord, Tenant shall be deemed to be occupying such portion of the Premises as a tenant from month to month, at a monthly rental equal to the monthly installment of Rent payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant shall not and hereby waives the right to interpose any counterclaim or counterclaims in a summary proceeding or other action by Landlord based on holdover.

         10.5 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may cure, after notice of default is served, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the rate provided in Section 3.3 hereof, shall be paid by Tenant to Landlord on demand.

         10.6 WAIVER OF DEFAULT. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any covenant, condition or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty of Tenant, unless in writing signed by the party against whom waiver is sought.

         10.7 BREACH BY LANDLORD. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this
Section 10.7, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed: provided, however, that it the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease it performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

    11. ASSIGNMENT; SUBLETTING. Tenant shall not assign, sell, mortgage, pledge, or in any manner, voluntarily or involuntarily, transfer or permit the transfer of this Lease or any interest therein, or sublet the Premises or parts thereof without Landlord's prior written consent, which may be withheld in Landlord's sole discretion, except as otherwise provided herein. A transfer or change in the ownership of any shares of Tenant's outstanding common stock or, a change in the composition of any non-corporate Tenant shall, unless such stock is publicly traded, be deemed an assignment. Consent by Landlord to an assignment, subletting, concession or license shall not be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting, nor shall the collection of Rent by Landlord from any assignee, subtenant or other occupant be deemed a waiver of this covenant or an acceptance of the assignee or subtenant as Tenant or a release of Tenant from the covenants in this Lease on Tenant's part to be performed. Tenant and any assignee or subtenant shall be jointly and severally liable for the obligations of this Lease. If under the assignment or sublease consented to by Landlord the rent, additional rent, other charges, and/or consideration, money or thing of value payable thereunder or payable in connection with the transaction exceed the Rent provided in this Lease, Tenant or, at Landlord's option, the sublessee or assignee shall pay said excess rent or other consideration to Landlord as Additional Rent hereunder as and when the same becomes due under said assignment or sublease.

    12.  OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

         12.1 OWNERSHIP. Subject to Landlord's right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Section, all Alterations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of Alterations installed by Tenant. Unless otherwise instructed per Section 12.2, all Tenant-owned alterations shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

         12.2 REMOVAL. Unless otherwise agreed in writing, Landlord may require that any or all Tenant-owned alterations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Alterations made without the required consent of Landlord.

         12.3 SURRENDER/RESTORATION. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by GOOD maintenance practice or by Tenant performing all of its obligations under this Lease.
Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the alterations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant's trade fixtures, furnishings, equipment, and Tenant-owned alterations, as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Requirements and/or good practice. Tenant's trade fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease.

    13.  MISCELLANEOUS PROVISIONS

         13.1 QUIET POSSESSION. Upon payment by Tenant of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

         13.2 LANDLORD'S ACCESS. Landlord and its agents shall have access in and about the Premises including, without limitation, the right to enter the Premises on reasonable notice (except in the case of emergency) to examine the Premises, to exhibit the Premises to others, or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease.

         13.3 RESERVATIONS. Landlord reserves the right to erect, install, use and maintain in concealed locations pipes, ducts and conduits in and through the Premises and to make such repairs, alterations, improvements or additions, or to perform such maintenance, as Landlord may deem necessary or desirable. Access through the

Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord. Tenant acknowledges that Landlord may be required or may desire to grant easements thereon and Tenant agrees to consent to or join in such documents to the extent reasonably required by Landlord.

         13.4 PRIORITY.

              13.4.1 Tenant agrees that this Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Premises created by or at the instance of Landlord and to any and all advances to be made thereunder and to interest thereon and all renewals, replacements, or extensions thereof ("Landlord's Mortgage"). Upon demand by Landlord or the holder of any Landlord's Mortgage ("Holder"), Tenant shall execute and deliver subordination and attornment agreements in form and substance satisfactory to such Holder. Notwithstanding the foregoing, upon demand of such Holder, such Landlord's Mortgage shall be subordinate to this Lease; provided, however, that in such event, notwithstanding such subordination, such Landlord's Mortgage shall be superior to this Lease with respect to (i) the right, claim and lien of the Landlord's Mortgage in, to and upon any award or other compensation for any taking by eminent domain of any part of the Premises and the right of disposition thereof in accordance with the provisions of the Landlord's Mortgage; and upon any proceeds payable under any policies of fire and rental insurance upon the Premises and to the right of disposition thereof in accordance with the terms of the Landlord's Mortgage; (ii) any lien, right or judgment which may have arisen at any time under the terms of the Lease; and
(iii) such other matters as may be specifically reserved by the Holder of such Landlord's Mortgage in writing in connection with such subordination.

              13.4.2 Upon request Tenant shall attorn to the Holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord's Mortgage. Tenant shall properly execute, acknowledge and deliver instruments which the holder of any Landlord's Mortgage may reasonably require to effectuate the provisions of this Section.

         13.5 LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended for the purpose of binding only the Landlord's interest in the Building and Industrial Center, as the same may from time to time be encumbered, and are not intended to bind personally or the assets of Landlord (other than Landlord's interest in the Building and Industrial Center). No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or shareholders or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in or relating to this Lease.

         13.6 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

         13.7 TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

         13.8 ATTORNEYS FEES. Tenant shall pay on demand Landlord's expenses, including reasonable attorneys' fees, at trial and on appeal, incurred in successfully enforcing any obligation of the Tenant under this Lease or incurred in any action or proceeding arising out of or pursuant to this Lease.

         13.9 NOTICES. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, addressed, if to Tenant, at the address of Tenant set forth herein, or to such other address as Tenant shall have last designated by notice in writing to Landlord, and if to Landlord, at the address of Landlord set forth herein or such other address as Landlord shall have last designated by notice in writing to Tenant. Notice shall be deemed served when mailed.

         13.10 BROKERAGE. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Lease and each covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof with whom they had dealings.

         13.11 ESTOPPEL CERTIFICATES. Each of the parties agrees that it will, at any time and from time to time, within 10 business days following written notice by the other party hereto specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not to the best of knowledge of the signer of such certificate the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

         13.12 APPLICABLE LAW AND CONSTRUCTION. The laws of the State of Oregon shall govern the validity, performance and enforcement of this Lease.
The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

         13.13 RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or partnership or joint venture between the parties hereto, it being understood and agreed that no provisions herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

         13.14 BINDING EFFECT OF LEASE. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.

         13.15     EFFECT OF UNAVOIDABLE DELAYS.  The provisions of this
Section shall be applicable if there shall occur, during the Term, or prior to the commencement thereof, any (i) strike(s), lockout(s) or labor dispute(s);
(ii) inability to obtain labor or materials, or reasonable substitutes therefor; or (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or
(iv) other conditions similar or dissimilar to those enumerated in this Section beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of delay occasioned by any above-described event. Notwithstanding anything herein contained however, the provisions of this Section shall not be applicable to Tenant's obligations to pay Rent or its obligations to pay any other sums, moneys, costs, charges or expenses required to be paid by Tenant hereunder and time shall be of the essence with respect to timely payment thereof.

         13.16 NO ORAL CHANGES. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         13.17 EXECUTED COUNTERPARTS OF LEASE. This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease.

         13.18 INVALID PROVISIONS. If any provision of this Lease is held unlawful or invalid, then this Lease shall continue in full force and effect but such unlawful or invalid provision shall be deemed omitted. If any portion of the Rent shall at any time be held to be higher than the amount which the Landlord may lawfully reserve then the amount thereof shall be reduced to the highest lawful amount.

         13.19 ENTIRE AGREEMENT. This Lease is the final and complete expression of Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.

    Landlord and Tenant have executed this Lease as of the day and year set forth at the beginning of this Lease.


    Landlord:                          Lithia Properties, L.L.C.


                                       By
                                           --------------------------------


    Tenant:                            LITHIA HPI, INC.


                                       By
                                           --------------------------------
                                       Its
                                            -------------------------------

                                      EXHIBIT  A
                                  TO LEASE AGREEMENT


REAL PROPERTY SUBJECT TO LEASE:

Real property located in Medford, Oregon, at the following addresses:

700 N. Central Ave.
800 N. Central Ave.
217 N. Beatty St.
311 & 313 Maple St.
535 N. Bartlett
533 N. Bartlett
527 N. Bartlett


The initial Fixed Rent for the above properties collectively is $23,212.00 per month.